EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                         CORECOMM INCORPORATED ANNOUNCES
                   SEPTEMBER 2, 1998 DISTRIBUTION OF CORECOMM
                             LIMITED TO SHAREHOLDERS
                                 AND NAME CHANGE



     New York, New York (September 1, 1998) - CoreComm Incorporated (the "Company" or "Old CoreComm") announced that tomorrow, Wednesday, September 2, 1998, it will conduct the previously announced distribution to shareholders of all the common stock of its wholly owned subsidiary, CoreComm Limited, a Bermuda company ("Newco"). On that date Newco will trade on the Nasdaq National Market on a when issued basis under the symbol "COMFV". Beginning Thursday, September 3, 1998, Newco will trade under its permanent symbol "COMMF".

     The Company also announced that effective today Old CoreComm has changed its name to "Cellular Communications of Puerto Rico, Inc." Beginning September 2, 1998, the renamed entity will trade on the Nasdaq National Market under the symbol "CLPR", but will not trade ex-dividend until the following day, September 3, 1998.


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     For further information contact:  Richard J. Lubasch, Senior Vice President
- General Counsel or Jeffrey G. Wyman, Assistant General Counsel, both at (212) 906-8440.